ANDES 7 Inc.
424 Clay Street, Lower Level, San Francisco, CA 94111

April 16, 2020

Via Electronic Submission

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
Edgar Filer Support

Re: 45 Day Extension Relief, File #000-55491

To the Commission: Our Company, ANDES 7 Inc. has been impacted by the coronavirus pandemic in China which has created a disruptive effect to our operations in Thailand. Due to this unfortunate event, the mandatory quarantine, and closure of third party operations, our employees have had severe difficulties during this time and Form 10-K annual report to shareholders which was due on Monday, March 30th, 2020 was delayed. We are requesting to be granted the 45 day extension relief in an effort to receive additional time to complete our annual audit and mitigate any further delays with our annual report on Form 10-K.

If the Commission has any questions or comments, I can be reached via our company's US attorney: dariananderson@gmail.com

Sincerely,

Andrew Khor Poh Kiang
President, Chief Executive Officer, Chairman